Exhibit 99.1

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:
Ken Gosnell	Carla Burigatto
(856) 342-6081	(856) 342-3737
ken_gosnell@campbellsoup.com	carla_burigatto@campbellsoup.com

CAMPBELL REPORTS FOURTH-QUARTER AND FULL-YEAR RESULTS

•	Reported Results Include Charges Related to Cost Savings Initiatives, One Less Week Compared to Fiscal 2014 and the Negative Impact of Currency Translation

•	Fourth-Quarter Sales Decreased 9 Percent, Organic Sales Increased 1 Percent

•	Fourth-Quarter Adjusted EPS from Continuing Operations Increased 5 Percent to $0.43

•	Full-Year Sales Decreased 2 Percent, Organic Sales Increased 1 Percent

•	Full-Year Adjusted EPS from Continuing Operations of $2.46 was Comparable to Prior Year

•	Campbell Provides Fiscal 2016 Guidance within Long-Term Growth Targets Announced in July

CAMDEN, N.J., Sept. 3, 2015-Campbell Soup Company (NYSE:CPB) today reported its fourth-quarter and full-year results for fiscal 2015.

Continuing Operations	Fourth-Quarter			Full-Year
($ in millions, except per share)
	Aug 2, 2015	Aug 3, 2014	% Change	Aug 2, 2015	Aug 3, 2014	% Change
Net Sales
As Reported (GAAP)	$1,693	$1,852	(9)%	$8,082	$8,268	(2)%
Organic			1%			1%
Earnings Before Interest and Taxes
As Reported (GAAP)	$128	$234	(45)%	$1,095	$1,192	(8)%
Adjusted	$234	$222	5%	$1,219	$1,244	(2)%
Diluted Earnings Per Share
As Reported (GAAP)	$0.22	$0.43	(49)%	$2.21	$2.33	(5)%
Adjusted	$0.43	$0.41	5%	$2.46	$2.45	—%

Note: A detailed reconciliation of the reported financial information to the adjusted financial information is included at the end of this news release.

Items Impacting Comparability
At the end of the news release is a detailed reconciliation of the reported financial information to the adjusted information, including the impact on earnings from charges in fiscal 2015 related to cost savings initiatives and the estimated impact of one less week that are discussed further below.

In fiscal 2015, the company incurred restructuring charges and implementation costs associated with the new organizational structure and cost reduction initiatives. The aggregate after-tax impact on EPS from these initiatives in the fourth-quarter and full-year results was $.21 per share and $.25 per share, respectively.

Fiscal 2014 included 53 weeks, with the extra week falling in the fourth quarter. As a result of one less week in fiscal 2015 compared to the prior year, sales for the fourth quarter were negatively impacted by approximately 7 points and sales for the full year were negatively impacted by approximately 2 points. The estimated impact on EPS was $.08 per share.

Denise Morrison, Campbell’s President and Chief Executive Officer, said, “We had a solid finish to the fiscal year considering the difficult operating environment, and delivered sales, adjusted EBIT and adjusted EPS within our most recent guidance. I am pleased with the fourth-quarter performance in U.S. Simple Meals as well as organic sales growth in the Bolthouse and Foodservice segment. For the year, four of the company’s five reporting segments posted organic sales gains. Global Baking and Snacking performed well this year as we made progress in stabilizing our business in Australia. I am particularly encouraged by the improvement in gross margin across the company in the back half of the year. We recognize that we have more work to do to drive sustainable, profitable growth.

“Fiscal 2015 was eventful for Campbell. We took important steps to lay the foundation for the future. We aligned our organization with our strategy by redesigning our enterprise structure and declaring clear portfolio roles for our three new divisions: Americas Simple Meals and Beverages, Global Biscuits and Snacks and Campbell Fresh. We established our Integrated Global Services organization to deliver shared services with greater efficiency and effectiveness. We delivered earlier-than-anticipated savings from our cost-reduction efforts and initiated plans for a zero-based budgeting process that will be of great value to Campbell going forward. Finally, we added another growth engine to our company as we bolstered our packaged fresh portfolio with the acquisition of Garden Fresh Gourmet.”

Morrison concluded, “Looking ahead to fiscal 2016, we believe that our focus on driving growth, aggressively reducing costs and reinvesting a portion of the savings in the areas of our business with the greatest growth potential is the best way to create shareholder value.”

Fourth-Quarter Results from Continuing Operations
Sales decreased 9 percent to $1.693 billion primarily due to the impact of one less week compared to the year-ago quarter and the negative impact of currency translation. Organic sales increased 1 percent from higher selling prices and lower promotional spending, partly offset by lower volume.

Gross margin increased from 34.1 percent to 36.1 percent. Excluding items impacting comparability in the prior year, adjusted gross margin improved 1.8 percentage points. The increase in adjusted gross margin was due to productivity improvements, higher selling prices and lower promotional spending, partly offset by input cost inflation.

Marketing and selling expenses decreased 7 percent to $176 million, primarily driven by the impact of currency translation and lower marketing overhead and selling expenses, partly offset by increased advertising and consumer promotion expenses. Administrative expenses increased 19 percent to $177 million, primarily driven by increased incentive compensation expense and $13 million of costs related to the implementation of the new organizational structure and cost reduction initiatives.

Adjusted EBIT increased 5 percent to $234 million, reflecting a higher gross margin percentage, partly offset by increased administrative expenses and the negative impact of currency translation.

Net interest expense decreased $3 million to $27 million, primarily driven by the impact of one less week compared to the year-ago quarter. The tax rate decreased 1.1 percentage points to 32.7 percent. Excluding items impacting comparability, the adjusted tax rate increased 0.8 percentage points to 34.8 percent.

Full-Year Results from Continuing Operations
Sales decreased 2 percent to $8.082 billion, primarily due to the negative impact of currency translation and one less week compared to the prior year, partly offset by higher selling prices and an increase in volume. Organic sales increased 1 percent with gains in four of the company’s five reportable segments.

Adjusted EBIT decreased 2 percent to $1.219 billion, reflecting an adjusted gross margin percentage decline of 0.7 points, the unfavorable impact of currency translation and higher incentive compensation expense, partly offset by volume gains and lower marketing expenses.

Net interest expense decreased $14 million to $105 million, reflecting lower levels of debt. The tax rate decreased 2.1 percentage points to 30.2 percent. Excluding items impacting comparability, the adjusted tax rate decreased 0.8 percentage points to 31.0 percent. The decrease was primarily due to the favorable resolution of an intercompany pricing agreement between the U.S. and Canada.

Fiscal 2016 Guidance for Continuing Operations
As shown in the table below, the company expects sales to grow by 0 to 1 percent, adjusted EBIT to grow by 3 to 5 percent and adjusted EPS to grow by 3 to 5 percent, or $2.53 to $2.58 per share. This guidance includes the impact of currency translation, which is estimated to have a 2 percentage point negative impact, as well as the impact of the Garden Fresh Gourmet acquisition.

Continuing Operations	2015 Results	Estimated Currency Translation Impact	Garden Fresh Gourmet Acquisition	2016 Guidance
($ in millions, except per share)

Net Sales	$8,082	-2 pts	+1 pt	0 to +1%

Adjusted EBIT*	$1,219	-2 pts	+1 pt	+3 to +5%

Adjusted EPS*	$2.46	-2 pts	—	+3 to +5%
		-$0.06		$2.53 to $2.58

* Adjusted - see non-GAAP reconciliation

To provide better transparency, the company intends to adopt mark-to-market pension and post-retirement benefit accounting (MTM) in the first quarter of fiscal 2016 and recast historical results. This change eliminates the deferral and subsequent amortization of historic actuarial gains and losses, which instead will be recognized immediately in earnings as of the measurement date, typically year end. The periodic MTM adjustment will be reflected as an item impacting comparability and therefore excluded from adjusted results. The 2016 guidance does not reflect the impact of the anticipated accounting change, however, 2016 growth rates are not expected to change from the recasted 2015 base.

Segment Operating Review
An analysis of net sales and operating earnings by reportable segment follows:

Fourth-Quarter
($ in millions)
	U.S. Simple Meals	Global Baking and Snacking	International Simple Meals and Beverages	U.S. Beverages	Bolthouse and Foodservice	Total
Net Sales, as Reported	$505	$553	$142	$165	$328	$1,693

Volume and Mix	3%	(2)%	(5)%	(4)%	3%	(1)%
Price and Sales Allowances	1%	1%	2%	—%	1%	1%
Promotional Spending	—%	2%	(2)%	—%	—%	1%
Organic Net Sales	4%	1%	(5)%	(4)%	4%	1%
Currency	—%	(6)%	(11)%	—%	(1)%	(3)%
Acquisitions	—%	—%	—%	—%	3%	1%
Impact of 53rd Week	(7)%	(7)%	(8)%	(7)%	(7)%	(7)%
% Change vs. Prior Year	(3)%	(12)%	(24)%	(10%) *	(2%) *	(9)% *

Segment Operating Earnings	$118	$73	$11	$33	$28
% Change vs. Prior Year	4%	(26)%	(48)%	(23)%	(3)%

* Numbers do not add due to rounding
Note: A detailed reconciliation of the reported net sales to organic net sales is included at the end of this news release.

Full-Year
($ in millions)
	U.S. Simple Meals	Global Baking and Snacking	International Simple Meals and Beverages	U.S. Beverages	Bolthouse and Foodservice	Total
Net Sales, as Reported	$2,930	$2,375	$700	$689	$1,388	$8,082

Volume and Mix	—%	2%	1%	(3)%	2%	—%
Price and Sales Allowances	1%	1%	1%	1%	—%	1%
Promotional Spending	—%	—%	(1)%	(1)%	—%	—%
Organic Net Sales	1%	3%	1%	(3)%	2%	1%
Currency	—%	(4)%	(9)%	—%	(1)%	(2)%
Acquisitions	—%	—%	—%	—%	1%	—%
Net Accounting	—%	—%	(1)%	—%	—%	—%
Impact of 53rd Week	(1)%	(2)%	(2)%	(2)%	(2)%	(2)%
% Change vs. Prior Year	—%	(3)%	(10)% *	(5)%	1% *	(2%) *

Segment Operating Earnings	$677	$350	$80	$113	$107
% Change vs. Prior Year	(5)%	5%	(25)%	(11)%	(9)%

* Numbers do not add due to rounding
Note: A detailed reconciliation of the reported net sales to organic net sales is included at the end of this news release.

U.S. Simple Meals
Sales decreased 3 percent in the quarter to $505 million. Organic sales for the segment increased 4 percent. U.S. soup sales decreased 2 percent reflecting the impact of one less week, which subtracted 7 points, partly offset by movements in retailer inventory levels and higher selling prices. Sales decreased 4 percent in Campbell’s Condensed soups and 3 percent in ready-to-serve soups, while sales of broth increased 11 percent. Excluding the impact of one less week, sales of other simple meals increased driven by strong growth in Prego pasta sauces.

Segment operating earnings increased 4 percent to $118 million. The increase was primarily driven by organic sales gains and lower selling expenses, partly offset by the impact of one less week.

Global Baking and Snacking
Sales decreased 12 percent in the quarter to $553 million. Organic sales for the segment increased 1 percent driven by gains in Pepperidge Farm and Arnott’s, partly offset by declines in Kelsen. Excluding the impact of one less week, sales of Pepperidge Farm products increased as sales gains in fresh bakery, Goldfish crackers and Pepperidge Farm frozen products were partly offset by declines in cookies. Excluding the negative impact of currency translation and one less week, Arnott’s sales increased as gains in Australia were partly offset by declines in Indonesia.

Segment operating earnings decreased 26 percent to $73 million. Lower operating earnings reflected the impact of one less week, increases in marketing and administrative expenses, the negative impact of currency translation and impairment charges to minor trademarks, partly offset by a higher gross margin percentage.

International Simple Meals and Beverages
Sales declined 24 percent in the quarter to $142 million. Organic sales for the segment decreased 5 percent due to declines in Canada and Australia.

Segment operating earnings decreased 48 percent to $11 million, primarily due to lower volume, including the impact of one less week, as well as the negative impact of currency translation.

U.S. Beverages
Sales decreased 10 percent in the quarter to $165 million. Organic sales decreased 4 percent as declines in V8 V-Fusion beverages were partly offset by gains in V8 vegetable juices.

Segment operating earnings decreased 23 percent to $33 million, primarily due to sales declines, including the impact of one less week.

Bolthouse and Foodservice
Sales decreased 2 percent in the quarter to $328 million, including a 3-point benefit from the acquisition of Garden Fresh Gourmet. Organic sales for the segment increased 4 percent reflecting volume gains in Bolthouse Farms refrigerated beverages and salad dressings and in North America Foodservice, partly offset by declines in Bolthouse Farms carrots.

Segment operating earnings were $28 million compared to $29 million in the year-ago quarter.

Cost Savings Initiatives
In fiscal 2015, the company incurred charges associated with its initiatives to implement a new enterprise design that better aligns with its strategy, to reduce costs and to streamline its organizational structure. In the fourth quarter of fiscal 2015, the company recorded pre-tax restructuring charges of $93 million related to these initiatives. The company also incurred pre-tax charges of $13 million recorded in Unallocated corporate expenses related to the implementation of these initiatives. The aggregate after-tax impact of the restructuring charges and implementation costs was $67 million, or $.21 per share. For the full year, the company recorded pre-tax restructuring charges of $102 million related to these initiatives. The company also incurred pre-tax charges of $22 million recorded in Unallocated corporate expenses related to the implementation of these initiatives. The aggregate after-tax impact of restructuring charges and implementation costs was $78 million, or $.25 per share.

Unallocated Corporate Expenses
Unallocated corporate expenses for the quarter were $42 million compared to $51 million a year ago. The current quarter included $13 million of pre-tax charges related to the implementation of the new organizational structure and cost reduction initiatives. The prior-year quarter included a pension settlement charge of $4 million associated with a U.S. pension plan and $1 million of restructuring-related costs. The remaining decrease in expenses is primarily related to lower losses on open commodity hedges compared to the year-ago quarter.

Cash Flow from Operations
Cash flow from operations for the fiscal year was $1.182 billion compared to $899 million a year ago, primarily due to lower working capital requirements, taxes paid in 2014 on the divestiture of the European simple meals business and lower pension contributions in 2015.

Conference Call
Campbell will host a conference call to discuss these results today at 8:30 a.m. Eastern Daylight Time. To join, dial +1 (703) 639-1316. The conference ID is 1660929. Access to a live webcast of the call with accompanying slides, as well as a replay of the call, is available at investor.campbellsoupcompany.com. A recording of the call will also be available until midnight on Sept. 17, 2015, at +1 (888) 266-2081. The access code for the replay is 1660929.

About Campbell Soup Company
Campbell (NYSE:CPB) is driven and inspired by our Purpose, “Real food that matters for life’s moments.” The company makes a range of high-quality soups and simple meals, beverages, snacks and packaged fresh foods. For generations, people have trusted Campbell to provide authentic, flavorful and readily available foods and beverages that connect them to each other, to warm memories, and to what’s important today. Led by its iconic Campbell’s brand, the company’s portfolio includes Pepperidge Farm, Bolthouse Farms, Arnott’s, V8, Swanson, Pace, Prego, Plum, Royal Dansk, Kjeldsens and Garden Fresh Gourmet. Founded in 1869, Campbell has a heritage of giving back and acting as a good steward of the planet’s natural resources. The company is a member of the Standard & Poor’s 500 and the Dow Jones Sustainability Indexes. For more information, visit www.campbellsoupcompany.com or follow company news on Twitter via @CampbellSoupCo.

Forward-Looking Statements
This release contains “forward-looking statements” that reflect the company’s current expectations about the impact of its future plans and performance on the company’s business or financial results. These forward-looking statements, including the statements made regarding sales, EBIT and EPS guidance for fiscal 2016, rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. The factors that could cause the company’s actual results to vary materially from those anticipated or expressed in any forward-looking statement include (1) the company’s ability to manage organizational change effectively; (2) the company’s ability to realize projected cost savings and benefits from its efficiency programs; (3) the impact of strong competitive responses to the company’s efforts to leverage its brand power in the market; (4) the impact of changes in consumer demand for the company’s products; (5) the risks associated with trade and consumer acceptance of the company’s initiatives, including its trade and promotional programs; (6) the practices, including changes to inventory practices, and increased significance of certain of the company’s key trade customers; (7) the impact of fluctuations in the supply or costs of energy and raw and packaging materials; (8) the impact of portfolio changes; (9) the uncertainties of litigation; (10) the impact of changes in currency exchange rates, tax rates, interest rates, debt and equity markets, inflation rates, economic conditions and other external factors; (11) the impact of unforeseen business disruptions in one or more of the company’s markets due to political instability, civil disobedience, armed hostilities, natural disasters or other calamities; and (12) other factors described in the company’s most recent Form 10-K and subsequent Securities and Exchange Commission filings. The company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

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CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS
(millions, except per share amounts)

	THREE MONTHS ENDED
	August 2, 2015	August 3, 2014
Net sales	$1,693	$1,852
Costs and expenses
Cost of products sold	1,081	1,221
Marketing and selling expenses	176	189
Administrative expenses	177	149
Research and development expenses	28	33
Other expenses	10	6
Restructuring charges	93	20
Total costs and expenses	1,565	1,618
Earnings before interest and taxes	128	234
Interest, net	27	30
Earnings before taxes	101	204
Taxes on earnings	33	69
Earnings from continuing operations	68	135
Earnings from discontinued operations	—	—
Net earnings	68	135
Net loss attributable to noncontrolling interests	—	2
Net earnings attributable to Campbell Soup Company	$68	$137
Per share - basic
Earnings from continuing operations attributable to Campbell Soup Company	$.22	$.44
Earnings from discontinued operations	—	—
Net earnings attributable to Campbell Soup Company	$.22	$.44
Dividends	$.312	$.312
Weighted average shares outstanding - basic	310	314
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$.22	$.43
Earnings from discontinued operations	—	—
Net earnings attributable to Campbell Soup Company	$.22	$.43
Weighted average shares outstanding - assuming dilution	312	316

In fiscal 2015, the company incurred charges associated with its initiatives to implement a new enterprise design that better aligns with its strategy, to reduce costs and to streamline its organizational structure. The company recorded pre-tax restructuring charges of $93 related to these initiatives. The company also incurred pre-tax charges of $13 recorded in Administrative expenses related to the implementation of the new organizational structure and cost reduction initiatives. The aggregate after-tax impact of restructuring charges and implementation costs was $67, or $.21 per share, on earnings from continuing operations.
In the fourth quarter of fiscal 2014, the company implemented initiatives to improve supply chain efficiency in Australia and reduce overhead across the organization. The company recorded pre-tax restructuring charges of $20 ($14 after tax, or $.04 per share, in earnings from continuing operations) related to the initiatives.
In fiscal 2013, the company implemented initiatives to improve its U.S. supply chain cost structure and increase asset utilization across its U.S. thermal plant network; expand access to manufacturing and distribution capabilities in Mexico; improve its Pepperidge Farm bakery supply chain cost structure; and reduce overhead in North America. In the fourth quarter of fiscal 2014, the company recorded restructuring-related costs of $1 in Cost of products sold ($1 after tax in earnings from continuing operations).
In the fourth quarter of fiscal 2014, the company recognized a pre-tax pension settlement charge in Cost of products sold of $4 ($3 after tax, or $.01 per share, in earnings from continuing operations) associated with a U.S. pension plan. The settlement resulted from the level of lump sum distributions from the plan's assets in 2014, primarily due to the closure of the facility in Sacramento, California.
The period ended August 2, 2015 had 13 weeks. The period ended August 3, 2014 had 14 weeks. The estimated impact of the additional week in fiscal 2014 was $129 on net sales, $37 on earnings before interest and taxes, $2 on interest, net, and $25 ($.08 per share) on earnings from continuing operations attributable to Campbell Soup Company.

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS
(millions, except per share amounts)

	TWELVE MONTHS ENDED
	August 2, 2015	August 3, 2014
Net sales	$8,082	$8,268
Costs and expenses
Cost of products sold	5,277	5,370
Marketing and selling expenses	878	935
Administrative expenses	593	573
Research and development expenses	113	121
Other expenses	24	22
Restructuring charges	102	55
Total costs and expenses	6,987	7,076
Earnings before interest and taxes	1,095	1,192
Interest, net	105	119
Earnings before taxes	990	1,073
Taxes on earnings	299	347
Earnings from continuing operations	691	726
Earnings from discontinued operations	—	81
Net earnings	691	807
Net loss attributable to noncontrolling interests	—	11
Net earnings attributable to Campbell Soup Company	$691	$818
Per share - basic
Earnings from continuing operations attributable to Campbell Soup Company	$2.21	$2.35
Earnings from discontinued operations	—	.26
Net earnings attributable to Campbell Soup Company	$2.21	$2.61
Dividends	$1.248	$1.248
Weighted average shares outstanding - basic	312	314
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$2.21	$2.33
Earnings from discontinued operations	—	.26
Net earnings attributable to Campbell Soup Company	$2.21	$2.59
Weighted average shares outstanding - assuming dilution	313	316

In fiscal 2015, the company incurred charges associated with its initiatives to implement a new enterprise design that better aligns with its strategy, to reduce costs and to streamline its organizational structure. The company recorded pre-tax restructuring charges of $102 related to these initiatives. The company also incurred pre-tax charges of $22 recorded in Administrative expenses related to the implementation of the new organizational structure and cost reduction initiatives. The aggregate after-tax impact of restructuring charges and implementation costs was $78, or $.25 per share, on earnings from continuing operations.
In fiscal 2014, the company implemented initiatives to streamline its salaried workforce in North America and its workforce in the Asia Pacific region; restructure manufacturing and streamline operations for its soup and broth business in China; improve supply chain efficiency in Australia; and reduce overhead across the organization. In fiscal 2014, the company recorded pre-tax restructuring charges of $54 ($33 after tax, or $.10 per share, in earnings from continuing operations attributable to Campbell Soup Company) related to the initiatives.

In fiscal 2013, the company implemented initiatives to improve its U.S. supply chain cost structure and increase asset utilization across its U.S. thermal plant network; expand access to manufacturing and distribution capabilities in Mexico; improve its Pepperidge Farm bakery supply chain cost structure; and reduce overhead in North America. In fiscal 2014, the company recorded pre-tax restructuring charges of $1 and restructuring-related costs of $3 in Cost of products sold (aggregate impact of $3 after tax, or $.01 per share, on earnings from continuing operations) related to the initiatives.
In fiscal 2014, the company recognized pre-tax pension settlement charges in Cost of products sold of $22 ($14 after tax, or $.04 per share, in earnings from continuing operations) associated with a U.S. pension plan. The settlements resulted from the level of lump sum distributions from the plan's assets in 2014, primarily due to the closure of the facility in Sacramento, California.
On October 28, 2013, the company completed the sale of its simple meals business in Europe. The results of the business were reported as discontinued operations. In fiscal 2014, the company recorded a loss of $9 ($6 after tax, or $.02 per share) on foreign exchange forward contracts used to hedge the proceeds from the sale of the European simple meals business. The loss was included in Other expenses in earnings from continuing operations. In addition, the company recorded tax expense of $7 ($.02 per share) in earnings from continuing operations associated with the sale of the business. In fiscal 2014, the company recognized an after-tax gain of $72 ($.23 per share) in earnings from discontinued operations.
Fiscal 2015 had 52 weeks. Fiscal 2014 had 53 weeks. The estimated impact of the additional week in fiscal 2014 was $129 on net sales, $37 on earnings before interest and taxes, $2 on interest, net, and $25 ($.08 per share) on earnings from continuing operations attributable to Campbell Soup Company.

CAMPBELL SOUP COMPANY
CONSOLIDATED SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS
(millions, except per share amounts)

	THREE MONTHS ENDED
	August 2, 2015	August 3, 2014	Percent Change
Sales
Contributions:
U.S. Simple Meals	$505	$518	(3)%
Global Baking and Snacking	553	628	(12)%
International Simple Meals and Beverages	142	188	(24)%
U.S. Beverages	165	184	(10)%
Bolthouse and Foodservice	328	334	(2)%
Total sales	$1,693	$1,852	(9)%
Earnings
Contributions:
U.S. Simple Meals	$118	$114	4%
Global Baking and Snacking	73	98	(26)%
International Simple Meals and Beverages	11	21	(48)%
U.S. Beverages	33	43	(23)%
Bolthouse and Foodservice	28	29	(3)%
Total operating earnings	263	305	(14)%
Unallocated corporate expenses	42	51
Restructuring charges	93	20
Earnings before interest and taxes	128	234	(45)%
Interest, net	27	30
Taxes on earnings	33	69
Earnings from continuing operations	68	135
Earnings from discontinued operations	—	—
Net earnings	68	135	(50)%
Net loss attributable to noncontrolling interests	—	2
Net earnings attributable to Campbell Soup Company	$68	$137	(50)%
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$.22	$.43
Earnings from discontinued operations	—	—
Net earnings attributable to Campbell Soup Company	$.22	$.43	(49)%

In fiscal 2015, the company incurred charges associated with its initiatives to implement a new enterprise design that better aligns with its strategy, to reduce costs and to streamline its organizational structure. The company recorded pre-tax restructuring charges of $93 related to these initiatives. The company also incurred pre-tax charges of $13 recorded in Unallocated corporate expenses related to the implementation of the new organizational structure and cost reduction initiatives. The aggregate after-tax impact of restructuring charges and implementation costs was $67, or $.21 per share, on earnings from continuing operations.
In the fourth quarter of fiscal 2014, the company implemented initiatives to improve supply chain efficiency in Australia and reduce overhead across the organization. The company recorded pre-tax restructuring charges of $20 ($14 after tax, or $.04 per share, in earnings from continuing operations) related to the initiatives.
In fiscal 2013, the company implemented initiatives to improve its U.S. supply chain cost structure and increase asset utilization across its U.S. thermal plant network; expand access to manufacturing and distribution capabilities in Mexico; improve its Pepperidge Farm bakery supply chain cost structure; and reduce overhead in North America. In the fourth quarter of fiscal 2014, the company recorded restructuring-related costs of $1 in Unallocated corporate expenses ($1 after tax in earnings from continuing operations).
In the fourth quarter of fiscal 2014, the company recognized a pre-tax pension settlement charge in Unallocated corporate expenses of $4 ($3 after tax, or $.01 per share, in earnings from continuing operations) associated with a U.S. pension plan. The settlement resulted from the level of lump sum distributions from the plan's assets in 2014, primarily due to the closure of the facility in Sacramento, California.
The period ended August 2, 2015 had 13 weeks. The period ended August 3, 2014 had 14 weeks. The estimated impact of the additional week in fiscal 2014 was $129 on net sales, $37 on earnings before interest and taxes, $2 on interest, net, and $25 ($.08 per share) on earnings from continuing operations attributable to Campbell Soup Company.

CAMPBELL SOUP COMPANY
CONSOLIDATED SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS
(millions, except per share amounts)

	TWELVE MONTHS ENDED
	August 2, 2015	August 3, 2014	Percent Change
Sales
Contributions:
U.S. Simple Meals	$2,930	$2,944	—%
Global Baking and Snacking	2,375	2,440	(3)%
International Simple Meals and Beverages	700	780	(10)%
U.S. Beverages	689	723	(5)%
Bolthouse and Foodservice	1,388	1,381	1%
Total sales	$8,082	$8,268	(2)%
Earnings
Contributions:
U.S. Simple Meals	$677	$714	(5)%
Global Baking and Snacking	350	332	5%
International Simple Meals and Beverages	80	106	(25)%
U.S. Beverages	113	127	(11)%
Bolthouse and Foodservice	107	117	(9)%
Total operating earnings	1,327	1,396	(5)%
Unallocated corporate expenses	130	149
Restructuring charges	102	55
Earnings before interest and taxes	1,095	1,192	(8)%
Interest, net	105	119
Taxes on earnings	299	347
Earnings from continuing operations	691	726
Earnings from discontinued operations	—	81
Net earnings	691	807	(14)%
Net loss attributable to noncontrolling interests	—	11
Net earnings attributable to Campbell Soup Company	$691	$818	(16)%
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$2.21	$2.33
Earnings from discontinued operations	—	.26
Net earnings attributable to Campbell Soup Company	$2.21	$2.59	(15)%

In fiscal 2015, the company incurred charges associated with its initiatives to implement a new enterprise design that better aligns with its strategy, to reduce costs and to streamline its organizational structure. The company recorded pre-tax restructuring charges of $102 related to these initiatives. The company also incurred pre-tax charges of $22 recorded in Unallocated corporate expenses related to the implementation of the new organizational structure and cost reduction initiatives. The aggregate after-tax impact of restructuring charges and implementation costs was $78, or $.25 per share, on earnings from continuing operations.
In fiscal 2014, the company implemented initiatives to streamline its salaried workforce in North America and its workforce in the Asia Pacific region; restructure manufacturing and streamline operations for its soup and broth business in China; improve supply chain efficiency in Australia; and reduce overhead across the organization. In fiscal 2014, the company recorded pre-tax restructuring charges of $54 ($33 after tax, or $.10 per share, in earnings from continuing operations attributable to Campbell Soup Company) related to the initiatives.

In fiscal 2013, the company implemented initiatives to improve its U.S. supply chain cost structure and increase asset utilization across its U.S. thermal plant network; expand access to manufacturing and distribution capabilities in Mexico; improve its Pepperidge Farm bakery supply chain cost structure; and reduce overhead in North America. In fiscal 2014, the company recorded pre-tax restructuring charges of $1 and restructuring-related costs of $3 in Unallocated corporate expenses (aggregate impact of $3 after tax, or $.01 per share, on earnings from continuing operations) related to the initiatives.
In fiscal 2014, the company recognized pre-tax pension settlement charges in Unallocated corporate expenses of $22 ($14 after tax, or $.04 per share, in earnings from continuing operations) associated with a U.S. pension plan. The settlements resulted from the level of lump sum distributions from the plan's assets in 2014, primarily due to the closure of the facility in Sacramento, California.
On October 28, 2013, the company completed the sale of its simple meals business in Europe. The results of the business were reported as discontinued operations. In fiscal 2014, the company recorded a loss of $9 ($6 after tax, or $.02 per share) on foreign exchange forward contracts used to hedge the proceeds from the sale of the European simple meals business. The loss was included in Unallocated corporate expenses in earnings from continuing operations. In addition, the company recorded tax expense of $7 ($.02 per share) in earnings from continuing operations associated with the sale of the business. In fiscal 2014, the company recognized an after-tax gain of $72 ($.23 per share) in earnings from discontinued operations.
Fiscal 2015 had 52 weeks. Fiscal 2014 had 53 weeks. The estimated impact of the additional week in fiscal 2014 was $129 on net sales, $37 on earnings before interest and taxes, $2 on interest, net, and $25 ($.08 per share) on earnings from continuing operations attributable to Campbell Soup Company.

CAMPBELL SOUP COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)

	August 2, 2015	August 3, 2014
Current assets	$2,092	$2,100
Plant assets, net	2,347	2,318
Intangible assets, net	3,549	3,608
Other assets	101	87
Total assets	$8,089	$8,113
Current liabilities	$2,806	$2,989
Long-term debt	2,552	2,244
Other liabilities	1,355	1,277
Total equity	1,376	1,603
Total liabilities and equity	$8,089	$8,113
Total debt	$4,095	$4,015
Cash and cash equivalents	$253	$232

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(millions)

	TWELVE MONTHS ENDED
	August 2, 2015	August 3, 2014
Cash flows from operating activities:
Net earnings	$691	$807
Adjustments to reconcile net earnings to operating cash flow
Restructuring charges	102	55
Stock-based compensation	57	57
Depreciation and amortization	303	305
Deferred income taxes	(33)	11
Gain on sale of business	—	(141)
Other, net	94	118
Changes in working capital
Accounts receivable	12	(38)
Inventories	(14)	(56)
Prepaid assets	10	(22)
Accounts payable and accrued liabilities	6	(93)
Pension fund contributions	(5)	(47)
Receipts from (payments of) hedging activities	11	(4)
Other	(52)	(53)
Net cash provided by operating activities	1,182	899
Cash flows from investing activities:
Purchases of plant assets	(380)	(347)
Sales of plant assets	15	22
Businesses acquired, net of cash acquired	(232)	(329)
Sale of business, net of cash divested	—	520
Other, net	(6)	—
Net cash used in investing activities	(603)	(134)
Cash flows from financing activities:
Net short-term borrowings	100	208
Long-term borrowings (repayments)	300	(2)
Repayments of notes payable	(309)	(700)
Dividends paid	(394)	(391)
Treasury stock purchases	(244)	(76)
Treasury stock issuances	9	18
Excess tax benefits on stock-based compensation	6	13
Contributions from noncontrolling interest	9	5
Other, net	(3)	—
Net cash used in financing activities	(526)	(925)
Effect of exchange rate changes on cash	(32)	(9)
Net change in cash and cash equivalents	21	(169)
Cash and cash equivalents continuing operations — beginning of period	232	333
Cash and cash equivalents discontinued operations — beginning of period	—	68
Cash and cash equivalents discontinued operations — end of period	—	—
Cash and cash equivalents continuing operations — end of period	$253	$232

Reconciliation of GAAP to Non-GAAP Financial Measures
Fiscal Year Ended August 2, 2015
Campbell Soup Company uses certain non-GAAP financial measures as defined by the Securities and Exchange Commission in certain communications. These non-GAAP financial measures are measures of performance not defined by accounting principles generally accepted in the United States and should be considered in addition to, not in lieu of, GAAP reported measures.
Organic Net Sales
Organic net sales exclude the impact of currency, acquisitions, presenting revenue on a net basis in connection with a new business model in Mexico in fiscal 2014, and the additional week in fiscal 2014. The company believes that organic net sales improves the comparability of year-to-year results. A reconciliation of net sales as reported to organic net sales follows.

Three Months Ended
	August 2, 2015					August 3, 2014	% Change
(millions)	Net Sales, as Reported	Impact of Currency	Impact of Acquisitions	Estimated Impact of 53rd Week	Organic Net Sales	Net Sales, as Reported	Net Sales, as Reported	Organic Net Sales
U.S. Simple Meals	$505	$—	$—	$36	$541	$518	(3)%	4%
Global Baking and Snacking	553	37	—	42	632	628	(12)%	1%
International Simple Meals and Beverages	142	21	—	15	178	188	(24)%	(5)%
U.S. Beverages	165	—	—	12	177	184	(10)%	(4)%
Bolthouse and Foodservice	328	4	(10)	24	346	334	(2)%	4%
Total Net Sales	$1,693	$62	$(10)	$129	$1,874	$1,852	(9)%	1%

Year Ended
	August 2, 2015						August 3, 2014	% Change
(millions)	Net Sales, as Reported	Impact of Currency	Impact of Acquisitions	Impact of Net Accounting	Estimated Impact of 53rd Week	Organic Net Sales	Net Sales, as Reported	Net Sales, as Reported	Organic Net Sales
U.S. Simple Meals	$2,930	$—	$—	$—	$36	$2,966	$2,944	—%	1%
Global Baking and Snacking	2,375	105	(7)	—	42	2,515	2,440	(3)%	3%
International Simple Meals and Beverages	700	67	—	4	15	786	780	(10)%	1%
U.S. Beverages	689	—	—	—	12	701	723	(5)%	(3)%
Bolthouse and Foodservice	1,388	8	(10)	—	24	1,410	1,381	1%	2%
Total Net Sales	$8,082	$180	$(17)	$4	$129	$8,378	$8,268	(2)%	1%

Items Impacting Gross Margin and Earnings
The company believes that financial information excluding certain transactions that are not considered to be part of the ongoing business improves the comparability of year-to-year results. Fiscal 2014 included 53 weeks. Consequently, the company believes that investors may be able to better understand its gross margin and earnings results excluding these transactions and the estimated impact of the 53rd week.

The following items impacted gross margin and/or earnings:

(1)
In fiscal 2015, the company incurred charges associated with its initiatives to implement a new enterprise design that better aligns with its strategy, to reduce costs and to streamline its organizational structure. In the fourth quarter of fiscal 2015, the company recorded pre-tax restructuring charges of $93 million related to these initiatives. The company also incurred pre-tax charges of $13 million recorded in Administrative expenses related to the implementation of the new organizational structure and cost reduction initiatives. The aggregate after-tax impact of restructuring charges and implementation costs was $67 million, or $.21 per share, on earnings from continuing operations. In fiscal 2015, the company recorded pre-tax restructuring charges of $102 million related to these initiatives. The company also incurred pre-tax charges of $22 million recorded in Administrative expenses related to the implementation of the new organizational structure and cost reduction initiatives. The aggregate after-tax impact of restructuring charges and implementation costs was $78 million, or $.25 per share, on earnings from continuing operations.

In fiscal 2014, the company implemented initiatives to streamline its salaried workforce in North America and its workforce in the Asia Pacific region; restructure manufacturing and streamline operations for its soup and broth business in China; improve supply chain efficiency in Australia; and reduce overhead across the organization. In the fourth quarter of fiscal 2014, the company recorded pre-tax restructuring charges of $20 million ($14 million after tax, or $.04 per share, in earnings from continuing operations). In fiscal 2014, the company recorded pre-tax restructuring charges of $54 million ($33 million after tax, or $.10 per share, in earnings from continuing operations attributable to Campbell Soup Company).

In fiscal 2013, the company implemented initiatives to improve its U.S. supply chain cost structure and increase asset utilization across its U.S. thermal plant network; expand access to manufacturing and distribution capabilities in Mexico; improve its Pepperidge Farm bakery supply chain cost structure; and reduce overhead in North America. In the fourth quarter of fiscal 2014, the company recorded restructuring-related costs of $1 million in Cost of products sold ($1 million after tax in earnings from continuing operations). In fiscal 2014, the company recorded pre-tax restructuring charges of $1 million and restructuring-related costs of $3 million in Cost of products sold (aggregate impact of $3 million after tax, or $.01 per share, on earnings from continuing operations).

(2)
In fiscal 2014, the company recognized pension settlement charges associated with a U.S. pension plan. The settlements resulted from the level of lump sum distributions from the plan's assets in 2014, primarily due to the closure of the facility in Sacramento, California. In the fourth quarter of fiscal 2014, the company recognized a pre-tax pension settlement charge in Cost of products sold of $4 million ($3 million after tax, or $.01 per share, in earnings from continuing operations). In fiscal 2014, the company recognized pre-tax pension settlement charges in Cost of products sold of $22 million ($14 million after tax, or $.04 per share, in earnings from continuing operations).

(3)
On October 28, 2013, the company completed the sale of its simple meals business in Europe. The results of the business were reported as discontinued operations. In fiscal 2014, the company recorded a loss of $9 million ($6 million after tax, or $.02 per share) on foreign exchange forward contracts used to hedge the proceeds from the sale of the European simple meals business. The loss was included in earnings from continuing operations. In addition, the company recorded tax expense of $7 million ($.02 per share) in earnings from continuing operations associated with the sale. In fiscal 2014, the company recognized an after-tax gain of $72 million ($.23 per share) in earnings from discontinued operations.

(4)
Fiscal 2015 had 52 weeks and Fiscal 2014 had 53 weeks.The fourth quarter of fiscal 2015 had 13 weeks and the fourth quarter of fiscal 2014 had 14 weeks. The estimated impact of the additional week in fiscal 2014 was $37 million on earnings before interest and taxes, $2 million on interest, net, and $25 million ($.08 per share) on earnings from continuing operations attributable to Campbell Soup Company.

The following tables reconcile financial information, presented in accordance with GAAP, to financial information excluding certain transactions and the estimated impact of the 53rd week:

	Three Months Ended
(millions, except per share amounts)	August 2, 2015	August 3, 2014	Percent Change
Gross margin, as reported	$612	$631
Add: Restructuring-related costs (1)	—	1
Add: Pension settlement charge (2)	—	4
Adjusted Gross margin	$612	$636	(4)%
Adjusted Gross margin percentage	36.1%	34.3%
Earnings before interest and taxes, as reported	$128	$234
Add: Restructuring charges and related costs/implementation costs (1)	106	21
Add: Pension settlement charge (2)	—	4
Deduct: Impact of 53rd week (4)	—	(37)
Adjusted Earnings before interest and taxes	$234	$222	5%
Interest, net, as reported	$27	$30
Deduct: Impact of 53rd week (4)	—	(2)
Adjusted Interest, net	$27	$28
Adjusted Earnings before taxes	$207	$194
Taxes on earnings, as reported	$33	$69
Add: Tax benefit from restructuring charges and related costs/implementation costs (1)	39	6
Add: Tax benefit from pension settlement charge (2)	—	1
Deduct: Tax expense from impact of 53rd week (4)	—	(10)
Adjusted Taxes on earnings	$72	$66
Adjusted effective income tax rate	34.8%	34.0%
Earnings from continuing operations, as reported	$68	$135
Deduct: Net loss from noncontrolling interests	—	(2)
Earnings from continuing operations attributable to Campbell Soup Company, as reported	$68	$137
Add: Net adjustment from restructuring charges and related costs/implementation costs (1)	67	15
Add: Net adjustment from pension settlement charge (2)	—	3
Deduct: Net adjustment from impact of 53rd week (4)	—	(25)
Adjusted Earnings from continuing operations attributable to Campbell Soup Company	$135	$130	4%
Diluted earnings per share - continuing operations attributable to Campbell Soup Company, as reported	$.22	$.43
Add: Net adjustment from restructuring charges and related costs/implementation costs (1)	.21	.05
Add: Net adjustment from pension settlement charge (2)	—	.01
Deduct: Net adjustment from impact of 53rd week (4)	—	(.08)
Adjusted Diluted earnings per share - continuing operations attributable to Campbell Soup Company	$.43	$.41	5%

	Year Ended
(millions, except per share amounts)	August 2, 2015	August 3, 2014	Percent Change
Gross margin, as reported	$2,805	$2,898
Add: Restructuring-related costs (1)	—	3
Add: Pension settlement charges (2)	—	22
Adjusted Gross margin	$2,805	$2,923	(4)%
Adjusted Gross margin percentage	34.7%	35.4%
Earnings before interest and taxes, as reported	$1,095	$1,192
Add: Restructuring charges and related costs/implementation costs (1)	124	58
Add: Pension settlement charges (2)	—	22
Add: Loss on foreign exchange forward contracts (3)	—	9
Deduct: Impact of 53rd week (4)	—	(37)
Adjusted Earnings before interest and taxes	$1,219	$1,244	(2)%
Interest, net, as reported	$105	$119
Deduct: Impact of 53rd week (4)	—	(2)
Adjusted Interest, net	$105	$117
Adjusted Earnings before taxes	$1,114	$1,127
Taxes on earnings, as reported	$299	$347
Add: Tax benefit from restructuring charges and related costs/implementation costs (1)	46	17
Add: Tax benefit from pension settlement charges (2)	—	8
Add: Tax benefit from loss on foreign exchange forward contracts (3)	—	3
Deduct: Tax expense associated with sale of European business (3)	—	(7)
Deduct: Tax expense from impact of 53rd week (4)	—	(10)
Adjusted Taxes on earnings	$345	$358
Adjusted effective income tax rate	31.0%	31.8%
Earnings from continuing operations, as reported	$691	$726
Deduct: Net loss from noncontrolling interests	—	(11)
Earnings from continuing operations attributable to Campbell Soup Company, as reported	$691	$737
Add: Net adjustment from restructuring charges and related costs/implementation costs (1)	78	41
Deduct: Restructuring charges attributable to noncontrolling interest (1)	—	(5)
Add: Net adjustment from pension settlement charges (2)	—	14
Add: Net adjustment from loss on foreign exchange forward contracts (3)	—	6
Add: Tax expense associated with sale of European business (3)	—	7
Deduct: Net adjustment from impact of 53rd week (4)	—	(25)
Adjusted Earnings from continuing operations attributable to Campbell Soup Company	$769	$775	(1)%
Earnings from discontinued operations, as reported	$—	$81
Deduct: Gain on sale of European business (3)	—	(72)
Adjusted Earnings from discontinued operations	$—	$9
Adjusted Net earnings attributable to Campbell Soup Company	$769	$784	(2)%
Diluted earnings per share - continuing operations attributable to Campbell Soup Company, as reported	$2.21	$2.33
Add: Net adjustment from restructuring charges and related costs/implementation costs attributable to Campbell Soup Company (1)	.25	.11
Add: Net adjustment from pension settlement charges (2)	—	.04

Add: Net adjustment from loss on foreign exchange forward contracts (3)	—	.02
Add: Tax expense associated with sale of European business (3)	—	.02
Deduct: Net adjustment from impact of 53rd week (4)	—	(.08)
Adjusted Diluted earnings per share - continuing operations attributable to Campbell Soup Company*	$2.46	$2.45	—%
Diluted earnings per share - discontinued operations, as reported	$—	$.26
Deduct: Gain on sale of European business (3)	—	(.23)
Adjusted Diluted earnings per share - discontinued operations	$—	$.03
Diluted net earnings per share attributable to Campbell Soup Company, as reported	$2.21	$2.59
Add: Net adjustment from restructuring charges and related costs/implementation costs attributable to Campbell Soup Company (1)	.25	.11
Add: Net adjustment from pension settlement charges (2)	—	.04
Add: Net adjustment from loss on foreign exchange forward contracts (3)	—	.02
Add: Tax expense associated with sale of European business (3)	—	.02
Deduct: Gain on sale of European business (3)	—	(.23)
Deduct: Net adjustment from impact of 53rd week (4)	—	(.08)
Adjusted Diluted net earnings per share attributable to Campbell Soup Company*	$2.46	$2.48	(1)%
*The sum of the individual per share amounts may not add due to rounding.